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As filed with the United States Securities and Exchange Commission on March 16, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WILLSCOT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	82-3430194 (I.R.S. Employer Identification No.)

901 S. Bond Street, Suite 600
Baltimore, MD 21213
(410) 931-6124
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

Bradley L. Bacon
Vice President, General Counsel & Corporate Secretary
WillScot Corporation
901 S. Bond Street, Suite 600
Baltimore, MD 21213
(410) 931-6124
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

William F. Schwitter
Jeffrey J. Pellegrino
Allen & Overy LLP
1221 Avenue of the Americas
New York, NY, 10020
(212) 610 6300

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective, as determined by the Registrant.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☒

            If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

            The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee

Class A common stock, par value $0.0001 per share

Preferred stock, par value $0.0001 per share

Debt securities (which may be senior or subordinated, convertible or non-convertible, exchangeable or non-exchangeable, secured or unsecured)

Warrants

Total	$1,000,000,000	100%	$1,000,000,000	$124,500(3)

(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at currently indeterminable prices and as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions, with an aggregate maximum offering price not to exceed $1,000,000,000. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)
Not specified as to each class of securities to be registered, pursuant to General Instruction II.D. of Form S-3.

(3)
Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

            The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED MARCH 16, 2018

PRELIMINARY PROSPECTUS

WILLSCOT CORPORATION

$1,000,000,000

Class A Common Stock

Preferred Stock

Warrants

Debt Securities

        We may offer and sell from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering, (1) shares of our Class A common stock, par value $0.0001 per share (our "Class A Common Stock"), (2) shares of our preferred stock, par value $0.0001 per share (our "Preferred Stock"), (3) warrants to purchase Class A Common Stock or Preferred Stock, or (4) debt securities, which may be senior debt securities or subordinated debt securities, convertible or non-convertible, exchangeable or non-exchangeable, as well as secured or unsecured.

        This prospectus describes some of the general terms that may apply to these securities. We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of the offering. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

        We may offer and sell these securities to or through one or more underwriters, broker-dealers or agents, or directly to purchasers on a continuous or delayed basis. The names of any underwriters, broker-dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those securities.

        This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement or a free writing prospectus.

        Our Class A Common Stock is traded on the Nasdaq Capital Market ("Nasdaq") under the symbol "WSC." On March 14, 2018, the last reported sale price of our Class A Common Stock was $13.65. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

        Investing in our securities involves a high degree of risk. You should carefully consider the information discussed under the section entitled "Risk Factors" on page 6 of this prospectus before investing in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2018.

        You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus (or the date of the document incorporated by reference into this prospectus).

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a maximum aggregate offering price of $1,000,000,000.

        This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any accompanying prospectus supplement or other offering materials, together with the additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

        You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials, including the documents incorporated by reference, is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.

        Except where the context otherwise requires, "we," "us," "our" and the "Company" refers to (i) for periods prior to the completion of WillScot Corporation's business combination with Williams Scotsman International, Inc. ("WSII") on November 29, 2017, WSII and its subsidiaries, and (ii) for periods following the completion of the business combination, WillScot Corporation and its subsidiaries, including WSII and its subsidiaries.

        THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, prospectus and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains our reports, proxy and other information regarding us at http://www.sec.gov. Our SEC filings are also available free of charge at our website (www.willscot.com). The information on our website is not incorporated by reference into this prospectus.

        The SEC allows "incorporation by reference" into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus automatically will be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Exchange Act):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 16, 2018 (the "2017 10-K");

  •
  our Current Report on Form 8-K filed with the SEC on January 5, 2018; and

  •
  the description of our securities contained in the Proxy Statement/Prospectus for Extraordinary General Meeting of Double Eagle Acquisition Corp. (No. 333-220356) under the heading "Description of Securities," filed with the SEC on November 7, 2017.

        We incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:

WillScot Corporation
901 S. Bond Street, Suite 600
Baltimore, Maryland 21213
Attention: General Counsel & Corporate Secretary
(410) 931-6000

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference into this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "will," "would" and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Specifically, forward-looking statements may include statements relating to:

  •
  our ability to effectively compete in the modular space and portable storage industry;

  •
  changes in demand within a number of key industry end-markets and geographic regions;

  •
  effective management of our rental equipment;

  •
  our ability to acquire and successfully integrate new operations;

  •
  market conditions and economic factors beyond our control;

  •
  our ability to properly design, manufacture, repair and maintain our rental equipment;

  •
  our operating results or financial estimates (including, without limitation, our estimate of Run-Rate Adjusted EBITDA) fail to meet or exceed our expectations;

  •
  operational, economic, political and regulatory risks;

  •
  the effect of changes in state building codes on our ability to remarket our buildings;

  •
  our ability to effectively manage our credit risk, collect on our accounts receivable, or recover our rental equipment;

  •
  foreign currency exchange rate exposure;

  •
  increases in raw material and labor costs;

  •
  our reliance on third party manufacturers and suppliers;

  •
  risks associated with labor relations, labor costs and labor disruptions;

  •
  failure to retain key personnel;

  •
  the effect of impairment charges on our operating results;

  •
  our inability to recognize or use deferred tax assets and tax loss carry forwards;

  •
  our obligations under various laws and regulations;

  •
  the effect of litigation, judgments, orders or regulatory proceedings on our business;

  •
  unanticipated changes in our tax obligations;

  •
  any failure of our management information systems;

  •
  our ability to design, implement and maintain effective internal controls, including disclosure controls and controls over financial reporting;

  •
  natural disasters and other business disruptions;

  •
  our exposure to various possible claims and the potential inadequacy of our insurance;

  •
  our ability to deploy our units effectively, including our ability to close projected unit sales;

  •
  any failure by our prior owner or its affiliates to perform under or comply with our transition services and intellectual property agreements;

  •
  our ability to fulfill our public company obligations;

  •
  our subsidiaries' ability to meet their debt service requirements and obligations;

  •
  our subsidiaries' ability to take certain actions, or to permit us to take certain actions, under the agreements governing their indebtedness; and

  •
  other risks and uncertainties described in our Annual Report on Form 10-K, filed with the SEC on March 16, 2017, which is incorporated herein by reference.

        Our forward-looking statements speak only as of the date of time that they are made and do not necessarily reflect our outlook at any other point in time, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

 THE COMPANY

        This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading "Where You Can Find More Information," including the documents incorporated by reference to the registration statement of which this prospectus forms a part.

        Headquartered in Baltimore, Maryland, we are a market leader in the North America specialty rental services industry. We provide innovative modular space and portable storage solutions to diverse end markets utilizing a branch network of over 100 locations throughout the United States, Canada and Mexico.

        We lease modular space and portable storage units to customers in the commercial and industrial, construction, education, energy and natural resources, government and other end-markets. We deliver "Ready to Work" solutions through our growing offering of value-added products and services ("VAPS"), such as the rental of steps, ramps, and furniture packages, damage waivers and other amenities. These turnkey solutions offer customers flexible, low-cost and timely solutions to meet their space needs on an outsourced basis. We complement our core leasing business by selling both new and used units, allowing us to leverage our scale, achieve purchasing benefits and redeploy capital employed in our lease fleet. Our sales services including delivery, installation and other ancillary products and services.

        We are the holding company for WSII and its subsidiaries (the "Williams Scotsman family of companies"). All of our assets and operations are owned through Williams Scotsman Holdings Corp. ("WS Holdings."). We operate and own 90% of WS Holdings, and an affiliate of TDR Capital LLP (together with its affiliates, "TDR Capital") owns the remaining 10%.

        We were originally formed as a Cayman Islands exempted company in June 2015 and were incorporated as a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination transaction. We completed a business combination transaction on November 29, 2017 pursuant to which we acquired the Williams Scotsman family of companies, deregistered as a Cayman Islands exempted company, domesticated as a Delaware corporation and changed our name to WillScot Corporation.

        Our Class A Common Stock is traded on the Nasdaq Capital Market under the symbol "WSC."

        Our principal executive offices are located at 901 S. Bond Street, Suite 600, Baltimore, Maryland. Our telephone number is (410) 931-6000. Our website address is www.willscot.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

RISK FACTORS

        You should consider the specific risks described in the 2017 10-K, the risk factors described under the caption "Risk Factors" in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making an investment decision. See "Where You Can Find More Information." Based on the information currently known to us, we believe that the information incorporated by reference in this prospectus identifies the most significant risk factors affecting us. Each of risks described in these documents could materially and adversely affect its business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not presently known to us or that we currently believe to be less significant than the risk factors incorporated by reference herein may also adversely affect its business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of consolidated earnings to fixed charges for each of the periods indicated. We do not have any Preferred Stock outstanding as of the date of this prospectus and did not have any Preferred Stock with required dividend payments during any of the periods presented below. Therefore, there are no preferred dividends included in our calculation of these ratios.

	Year Ended December 31,
	2017	2016	2015
Ratio of earnings to fixed charges(1)	(.39)	.07	(.12)

(1)
For purposes of calculating our ratio of earnings to fixed charges:

•
Earnings available for fixed charges are calculated first, by determining the sum of: (a) pre-tax income from continuing operations before adjustment for income or loss from equity investees; (b) fixed charges; (c) amortization of capitalized interest; (d) distributed income of equity investees; and (e) your share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges. From this total, we subtracted: (a) interest capitalized; (b) preference security dividend requirements of consolidated subsidiaries; and (c) the non-controlling interest in pre-tax income of subsidiaries that have not incurred fixed charges.

•
Fixed charges are calculated as the sum of: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, and (d) preference security dividend requirements of consolidated subsidiaries.

•
The ratio of earnings to fixed charges is determined by dividing earnings by fixed charges, as defined above.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES

        This prospectus contains a summary of our Common Stock (as defined below), Preferred Stock, warrants, and debt securities. These summaries are not meant to be a complete description of each security. The particular terms of any security to be issued pursuant hereto will be set forth in a related prospectus supplement. This prospectus and the accompanying prospectus supplement will contain the material terms and conditions for each security.

DESCRIPTION OF CAPITAL STOCK

General

        The following is a description of our capital stock and certain provisions of our certificate of incorporation, bylaws and certain provisions of applicable law. The following is only a summary and is qualified by applicable law and by the provisions of our certificate of incorporation and bylaws, copies of which are included as exhibits to the registration statement of which this prospectus forms a part.

        We are incorporated in the State of Delaware. The rights of our stockholders are generally covered by Delaware law and our certificate of incorporation and bylaws. The terms of our capital stock are therefore subject to Delaware law, including the Delaware General Corporation Law.

Authorized and Outstanding Stock

        Our Certificate of Incorporation authorizes the issuance of 501,000,000 shares of capital stock, consisting of (i) 500,000,000 shares of common stock, including 400,000,000 shares of Class A Common Stock and 100,000,000 shares of Class B common stock (our "Class B Common Stock" and together with our Class A Common Stock, our "Common Stock") and (ii) 1,000,000 shares of Preferred Stock.

Common Stock

        This section describes the general terms and provisions of our Common Stock. For more detailed information, you should refer to our Certificate of Incorporation and Bylaws, copies of which have been filed with the SEC. These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.

        The holders of shares of Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of the stockholders of the Company. Holders of Common Stock are entitled to one vote per share on matters to be voted on by stockholders. Holders of Class A Common Stock will be entitled to receive dividends if and when declared by our Board out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions. Holders of Class B Common Stock are not entitled to share in any such dividends or other distributions. Upon liquidation, dissolution or winding-up of our Company, the holders of the Class A Common Stock will be entitled to receive an equal amount per share of all of our assets available for distribution, after the rights of the holders of any Preferred Stock have been satisfied. Holders of Class B Common Stock are not entitled to receive any portion of such assets in respect of their shares of Class B Common Stock. Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our Common Stock.

Preferred Stock

        This section describes the general terms and provisions of our Preferred Stock. For more detailed information, you should refer to our Certificate of Incorporation and Bylaws, copies of which have been filed with the SEC. These documents are also incorporated by reference into the registration statement of which this prospectus forms a part

        Preferred Stock may be issued from time to time in one or more series. Our Board can fix the rights, preferences and privileges applicable to the shares of each series and any of its qualifications, limitations or restrictions. Our Board is authorized, without stockholder approval, to issue Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of our Board to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no Preferred Stock outstanding at the date hereof.

        Our board of directors will fix the designations, voting powers, preferences and rights of each series, as well as the qualifications, limitations or restrictions thereof, of the Preferred Stock of each series that we offer under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of Preferred Stock we are offering before the issuance of that series of Preferred Stock. This description will include:

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  the title and stated value;

  •
  the number of shares we are offering;

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  the liquidation preference per share;

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  the purchase price per share;

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  the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

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  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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  our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

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  the procedures for any auction and remarketing, if any;

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  the provisions for a sinking fund, if any;

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  the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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  any listing of the Preferred Stock on any securities exchange or market;

  •
  whether the Preferred Stock will be convertible into our Class A Common Stock or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

  •
  whether the Preferred Stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

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  voting rights, if any, of the Preferred Stock;

  •
  preemption rights, if any;

  •
  restrictions on transfer, sale or other assignment, if any;

  •
  whether interests in the Preferred Stock will be represented by depositary shares;

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  a discussion of any material or special United States federal income tax considerations applicable to the Preferred Stock;

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  the relative ranking and preferences of the Preferred Stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

  •
  any limitations on issuances of any class or series of Preferred Stock ranking senior to or on a parity with the series of Preferred Stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

  •
  any other specific terms, rights, preferences, privileges, qualifications or restrictions of the Preferred Stock.

        The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of Preferred Stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value or, unless the certificate of incorporation provided otherwise, the number of authorized shares of the class or change the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Existing Warrants

        We have outstanding warrants exercisable for 34,750,000 shares of Class A Common Stock, consisting of: (i) 50,000,000 warrants, each exercisable for one-half of one share of common stock issued in connection with Double Eagle's (as defined below)initial public offering (the "Public Warrants") and (ii) 19,500,000 warrants, each exercisable for one-half of one share of common stock (the "Private Warrants," and together with the Public Warrants, the "Existing Warrants"). The Existing Warrants were issued under a warrant agreement dated September 10, 2015, between Continental Stock Transfer & Trust Company, as warrant agent, and Double Eagle Acquisition Corp., our predecessor company ("Double Eagle").

Public Warrants

        Each Public Warrant entitles the registered holder to purchase one-half of one share of our Class A Common Stock at a price of $5.75 per half share, subject to adjustment, at any time. The Public Warrants will expire on November 29, 2022, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

        We may call the Public Warrants for redemption in whole and not in part, at a price of $0.01 per warrant, upon not less than 30 days' prior written notice of redemption to each warrant holder and if, and only if, the last reported sale price of the Class A Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

        The Public Warrant holders do not have the rights or privileges of holders of Class A Common Stock and any voting rights until they exercise their Public Warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

        Public Warrants may be exercised only for a whole number of shares of Class A Common Stock. No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A Common Stock to be issued to the Public Warrant holder.

Private Warrants

        The founders of Double Eagle and our former independent directors purchased 19,500,000 Private Warrants at a price of $0.50 per Private Warrant for an aggregate purchase price of $9,750,000 in a private placement that occurred simultaneously with Double Eagle's initial public offering. The Private Warrants may be exercised at any time. So long as the Private Warrants are held by the initial shareholders or their permitted transferees, such warrants may be exercised on a cashless basis and will not be redeemable by us. If the Private Warrants are held by holders other than the initial shareholders or their permitted transferees, the Private Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants. Otherwise, the Private Warrants have terms and provisions that are identical to those of the Public Warrants.

        In addition, pursuant to the terms of the Earnout Agreement, all of the Private Warrants held by the founders of our predecessor Double Eagle Acquisition Corp., including Jeff Sagansky (14,550,000 Private Warrants) are subject to transfer restrictions until November 29, 2018, among other terms, and may not be exercised until the expiration of such restrictions under the Earnout Agreement.

Registration Rights

        On November 29, 2017, we entered into an amended and restated registration rights agreement pursuant to which we granted to TDR Capital, the founders of our predecessor Double Eagle Acquisition Corp. and the other parties named therein, certain demand, shelf and piggyback registration rights covering all shares of our Class A Common Stock owned by each holder, until such shares cease to be "Registrable Securities" (as defined therein).

Listing

        Our Class A Common Stock and warrants are listed on Nasdaq under the symbols "WSC" and "WSCWW," respectively.

Transfer Agent and Registrar

        The transfer agent and registrar for our Class A Common Stock is Continental Stock Transfer & Trust Company. Its address is 1 State Street, 30th Floor, New York, NY 10004. The transfer agent for any series of Preferred Stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of our Class A Common Stock, Preferred Stock or debt securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under one or more warrant agreements to be entered into between us and a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

  •
  the title of the warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the designation, amount and terms of the securities for which the warrants are exercisable;

  •
  the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

  •
  the aggregate number of warrants;

  •
  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

  •
  the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

  •
  if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

  •
  a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

  •
  the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

  •
  the maximum or minimum number of warrants that may be exercised at any time;

  •
  information with respect to book-entry procedures, if any; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

        Each warrant will entitle the holder of the warrant to purchase for cash the amount of common stock, preferred stock or debt securities at the exercise price stated or determinable in the applicable prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the common stock, preferred stock or debt securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

        The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant certificate or warrant agreement if we offer warrants, see "Where You Can Find More Information" beginning on page 2 of this prospectus. We urge you to read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

Governing Law

        Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

 DESCRIPTION OF DEBT SECURITIES

        We may offer secured or unsecured debt securities which may be senior or subordinated, and which may be convertible or non-convertible, exchangeable or non-exchangeable. We may issue debt securities in one or more series.

        The following description briefly sets forth certain general terms and provisions of the debt securities that we may offer and sell from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. A form of the indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the applicable indenture, any related security documents and those made a part of the applicable indenture by the Trust Indenture Act of 1939, as amended (the "TIA"). You should read the summary below, the applicable prospectus supplement and the provisions of the applicable indenture and any related security documents, if any, in their entirety before investing in our debt securities. Capitalized terms used in the summary have the meanings specified in the indentures.

        The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

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  the title and aggregate principal amount of the debt securities;

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  whether the debt securities will be senior or subordinated;

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  whether the debt securities will be secured or unsecured;

  •
  whether the debt securities are convertible into or exchangeable for other securities;

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  the percentage or percentages of principal amount at which such debt securities will be issued;

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  the interest rate(s) or the method for determining the interest rate(s);

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  the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

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  the maturity date;

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  authorized denominations;

  •
  form;

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  amount of discount or premium, if any, with which such debt securities will be issued;

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  whether such debt securities will be issued in whole or in part in the form of one or more global securities;

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  the identity of the depositary for global securities;

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  whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

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  the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

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  any covenants applicable to the particular debt securities being issued;

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  any defaults and events of default applicable to the particular debt securities being issued;

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  the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;

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  any applicable subordination provisions for any subordinated debt securities;

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  any restriction or condition on the transferability of the debt securities;

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  the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

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  the time period within which, the manner in which and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

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  the securities exchange(s) on which the securities will be listed, if any;

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  whether any underwriter(s) will act as market maker(s) for the securities;

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  the extent to which a secondary market for the securities is expected to develop;

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  our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

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  provisions relating to covenant defeasance and legal defeasance;

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  provisions relating to satisfaction and discharge of the indenture;

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  provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

  •
  additional terms not inconsistent with the provisions of the indenture.

General

        We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture. In addition, we will describe in the applicable prospectus supplement, material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

        We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

        Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

        The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

  •
  directly to one or more purchasers;

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  through agents;

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  to or through underwriters, brokers or dealers; or

  •
  through a combination of any of these methods.

        We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

        A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

        In addition, the manner in which we may sell some or all of the securities covered by this prospectus, includes, without limitation, through:

  •
  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

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  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

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  ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

  •
  privately negotiated transactions.

        We may also enter into hedging transactions. For example, we may:

  •
  enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

  •
  sell securities short and redeliver such shares to close out our short positions;

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  enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

  •
  loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

        In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

General

        Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be "underwriters" as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

        If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

        Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

        We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

        In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

        We may sell the offered securities to dealers as principals. We may negotiate and pay dealers' commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

        We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

        We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

        We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

        We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

        There is currently no market for any of the offered securities, other than the Class A Common Stock and the Existing Warrants which are listed for trading on Nasdaq. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock or warrant on any securities exchange; any such listing with respect to any particular debt securities, preferred stock or warrant will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

        In connection with any offering of Class A Common Stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. "Covered" short sales are sales of shares made in an amount up to the number of shares represented by the underwriters' over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make "naked" short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

        In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

        In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. ("FINRA"), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, Allen & Overy LLP, New York, New York will provide opinions regarding the authorization and validity of the securities. Allen & Overy LLP may also provide opinions regarding certain other matters. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement..

EXPERTS

        The consolidated financial statements of WillScot Corporation appearing in the Company's Annual Report (Form 10-K) for the year ended December 31, 2017 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        Prior to the engagement of EY as WSII's independent registered public accounting firm under the standards of the Public Company Accounting Oversight Board ("PCAOB"), EY and other associated entities of Ernst & Young Global Limited ("EYG") had lending relationships with a 12.40% owner of WSII's former parent company. The independent auditor having a lending relationship with a record or beneficial owner of greater than 10% of the outstanding shares of the parent of an audit client is not in accordance with the auditor independence rules of Regulation S-X and the PCAOB. All such lending relationships were terminated during 2015. The lending relationship did not affect the audit procedures or audit judgments in connection with the audits of WSII's consolidated financial statements.

        Additionally prior to the engagement of EY as WSII's independent registered public accounting firm under the PCAOB standards, a member firm of EYG in Norway was engaged to provide a loan staffing service whereby an employee of such member firm acted in a management function from January 2015 through July 2015 for a controlled investee of TDR Capital LLP, the former ultimate parent of WSII. The entity for whom the engagement was performed is an affiliate of WSII under the SEC independence rules by virtue of being under common control by the same ultimate parent. This service is prohibited under the auditor independence rules of Regulation S-X and the PCAOB. The service was not related to, and did not affect, the consolidated financial statements of WSII nor EY's related audits. Total fees collected by the EYG member firm for the loan staffing services were insignificant in relation to the total fees for EY's audits. None of the professionals who provided the service were members of the EY audit engagement team with respect to the audits of WSII's consolidated financial statements.

        After careful consideration of the facts and circumstances and the applicable independence rules, EY has concluded that (i) the aforementioned matters do not impair EY's ability to exercise objective and impartial judgment in connection with its audits of WSII's consolidated financial statements and (ii) a reasonable investor with knowledge of all relevant facts and circumstances would conclude that EY has been and is capable of exercising objective and impartial judgment on all issues encompassed within its audits of WSII's consolidated financial statements. After considering these matters, WillScot Corporation's management and the audit committee charged with governance over WSII concur with EY's conclusions.

PART II

Information Not Required in Prospectus

Item 14.    Other Expenses of Issuance and Distribution.

Amount
SEC registration fee		$124,500
FINRA filing fee (if applicable)			*
Printing and engraving expenses			*
Legal fees and expenses			*
Accounting fees and expenses			*
Transfer agent fees and expenses			*
Trustee fees and expenses			*
Miscellaneous			*

Total	$		*

*
These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant's Certificate of Incorporation and Bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the DGCL.

        Section 102(b)(7) of the DGCL permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The Registrant's Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

        The Registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in our Certificate of Incorporation. Each indemnification agreement provides for indemnification and advancements by the Registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Registrant or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. We believe that these provisions and agreements are necessary to attract qualified directors.

        The Registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant, and (2) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification provision contained in the Registrant's Certificate of Incorporation and Bylaws or otherwise as a matter of law.

Item 16.    Exhibits.

        The Exhibits to this registration statement are listed in the Exhibit Index on page II-4 and are incorporated by reference herein.

Item 17.    Undertakings.

        The undersigned Registrant hereby undertakes:

          (A)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

            A.    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            B.    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

          (B)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (C)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          (D)  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

EXHIBIT INDEX

Exhibit Number		Exhibit Title
1.1	*	Form of Underwriting Agreement

3.1		Certificate of Incorporation of WillScot Corporation (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 filed on February 5, 2018 and incorporated herein by reference)

3.2		Certificate of Ownership and Merger of WillScot Sub Corporation into Double Eagle Acquisition Corp. (filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-8, filed on February 5, 2018 and incorporated by reference herein)

3.3		Bylaws of WillScot Corporation (filed as Exhibit 4.3 to the Registrant's Registration Statement on Form S-8, filed on February 5, 2018 and incorporated herein by reference).

4.1	*	Form of Certificate of Designation of Preferred Stock

4.2		Form of Indenture (including form of Debt Security)

4.3	*	Form of Warrant Agreement (including form of Warrant Certificate)

5.1		Opinion of Allen & Overy LLP

12.1		Computation of Ratio of Earnings to Fixed Charges

23.1		Consent of Ernst & Young LLP

23.2		Consent of Allen & Overy LLP (included in Exhibit 5.1 to the Registration Statement)

24.1		Power of Attorney (included on the signature page of the Registration Statement)

25.1	**	Statement of Eligibility on Form T-1 of the Trustee under the Indenture pursuant to the Trust Indenture Act of 1939, as amended

*
To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.

**
To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, WillScot Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Baltimore, Maryland on March 16, 2018.

WILLSCOT CORPORATION
/s/ BRADLEY L. BACON
Name:	Bradley L. Bacon
Title:	Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

        Each of the undersigned, whose signature appears below, hereby constitutes and appoints Bradley L. Soultz and Bradley L. Bacon, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Capacity in Which Signed	Date

/s/ BRADLEY L. SOULTZ Bradley L. Soultz	President and Chief Executive Officer and Director (Principal Executive Officer)	March 16, 2018
/s/ TIMOTHY D. BOSWELL Timothy D. Boswell	Chief Financial Officer (Principal Financial Officer)	March 16, 2018
/s/ SALLY J. SHANKS Sally J. Shanks	Chief Accounting Officer (Principal Accounting Officer)	March 16, 2018
/s/ GERARD E. HOLTHAUS Gerard E. Holthaus	Chairman of the Board	March 16, 2018

Signature	Capacity in Which Signed	Date

/s/ MARK S. BARTLETT Mark S. Bartlett	Director	March 16, 2018
/s/ GARY LINDSAY Gary Lindsay	Director	March 16, 2018
/s/ STEPHEN J. ROBERTSON Stephen J. Robertson	Director	March 16, 2018
/s/ FREDRIC D. ROSEN Fredric D. Rosen	Director	March 16, 2018
/s/ JEFF SAGANSKY Jeff Sagansky	Director	March 16, 2018